UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   October 28, 2004

                                    DPL Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Ohio                         1-9052                 31-1163136
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(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
of Incorporation)                                          Identification No.)

    1065 Woodman Drive, Dayton, Ohio                              45432
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:   (937) 224-6000


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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to
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Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02.  Non-Reliance  on  Previously  Issued  Financial  Statements  or  a
            Related Audit Report or Completed Interim Report

On October 28, 2004, the Audit Committee of DPL Inc. (the "Company") determined that the Company's previously issued financial statements included in the Form 10-Ks for the fiscal years ended December 31, 2001 and 2002 and in the Form 10-Qs for the quarters ended March 31, 2002 through September 30, 2003 should be restated. The Audit Committee has discussed the issues surrounding the restatement (which are described below) for the periods ending on or before December 31, 2002 with the Company's independent accountants, PricewaterhouseCoopers LLP (PwC) and for periods ending after December 31, 2002 with the Company's independent accountants, KPMG LLP (KPMG). Both PwC and KPMG have informed the Audit Committee that they concur with the restatement decision.

As part of the Audit Committee's review of the previously disclosed matters raised by a company employee and during the 2003 year-end financial closing process, the Company identified certain adjustments to prior periods. These adjustments related to, among other things, (i) the accounting treatment of (a) the termination of the Company's Supplemental Executive Retirement Plan ("SERP") in 2000, (b) the Company's incentive plans and stock incentive units and (c) stock distributions in connection with its financial asset portfolio, (ii) the income tax withholding and recording of additional tax expense in connection with personal use of the Company's aircraft by certain executives and (iii) the tax expense related to executive compensation in excess of Internal Revenue Code
Section 162(m) limitations.

The Company therefore intends to file restated financial statements with its Form 10-K for the fiscal year ended December 31, 2003 and its Form 10-Qs for the first and second quarters of fiscal 2004 on or about November 4, 2004. Shareholders and other investors should refer to the revised financial statements when they become available.

The unaudited restatement adjustments will increase net income by $3.8 million, or $0.03 per common share, to $91.1 million for 2002 and reduce net income by $1.1 million, or $0.04 per common share, to $196.8 million for 2001. The impact to the previously reported unaudited results of the first three quarters of 2003 is expected to increase net income for the first three quarters of 2003 by approximately $3.1 million to $164.0 million. The Company also expects to adjust its unaudited consolidated financial statement information for the fiscal year ended December 31, 2003 that was previously contained in the March 16, 2004 and February 10, 2004 Current Reports on Form 8-K, reducing net income for the fiscal year ended December 31, 2003 by approximately $4.4 million, or $0.04 per common share, to $148.5 million.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DPL Inc.

Date:  November 3, 2004
                                      /s/ James V. Mahoney
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                                   Name:  James V. Mahoney
                                   Title: President and Chief Executive Officer